UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): August 17, 2015

SeaWorld Entertainment, Inc.

(Exact Name of Registrant as Specified in Charter)

Delaware	001-35883	27-1220297
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

9205 South Park Center Loop, Suite 400 Orlando, Florida	32819
(Address of Principal Executive Offices)	(Zip Code)

(407) 226-5011

(Registrant’s Telephone Number, Including Area Code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8–K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a–12 under the Exchange Act (17 CFR 240.14a–12)

☐	Pre–commencement communications pursuant to Rule 14d–2(b) under the Exchange Act (17 CFR 240.14d–2(b))

☐	Pre–commencement communications pursuant to Rule 13e–4(c) under the Exchange Act (17 CFR 240.13e–4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On August 17, 2015, SeaWorld Entertainment, Inc. (the “Company”) announced that the Board of Directors of the Company (the “Board”) appointed Peter J. Crage to serve as Chief Financial Officer (“CFO”) of the Company. Mr. Crage is expected to assume his new CFO role effective September 1, 2015. Marc G. Swanson will conclude his service as Interim CFO, effective at such time, and will continue to serve as Chief Accounting Officer of the Company.

Mr. Crage, 53, most recently served as Chief Financial Officer of Extended Stay America, Inc. and ESH Hospitality, Inc. from November 2013 through July 2014 and served as Chief Financial Officer of HVM LLC from July 2011 to November 2013. From November 2010 to June 2011, Mr. Crage served as the Executive Vice President and Chief Financial Officer of Cedar Fair, L.P., one of the largest regional amusement-resort operators in the world. From July 2005 to November 2010, he served as Cedar Fair L.P.’s Corporate Vice President and Chief Financial Officer. Prior to that, he served as Treasurer for Cedar Fair L.P.

CFO Employment Agreement

The Company entered into an employment agreement with Mr. Crage, dated August 17, 2015 (the “Employment Agreement”). The Employment Agreement provides for a three-year term ending on September 1, 2018 with automatic renewal of the employment term for successive one year periods thereafter. During the employment term, Mr. Crage will serve as CFO of the Company and is entitled to: (i) an annual base salary of $450,000 and (ii) an annual bonus opportunity with a target amount no less than 100% of his base salary (which, for fiscal year 2015, will be pro-rated with 50% payable in cash and 50% payable in performance vesting restricted stock consistent with the terms and conditions of the Company’s 2015 annual bonus plan) and (iii) beginning fiscal year 2016 subject to the Compensation Committee of the Board’s discretion, annual long term equity incentive awards with a target value equal to $900,000 (based on grant date fair value). In addition, as soon as practicable following his commencement of employment with the Company, Mr. Crage will receive a one-time grant of restricted shares of common stock of the Company with a grant date fair value equal to $2,000,000 (the “Sign-On Restricted Stock Grant”) and a one-time grant of stock options covering a number of shares of common stock of the Company subject to the stock options resulting in a grant date fair value equal to $500,000 based on a Black-Scholes calculation (the “Sign-On Option Grant”). The Sign-On Restricted Stock Grant and the Sign-On Option Grant will vest in four equal annual installments over the first four anniversaries of the date of grant. The Company will also reimburse Mr. Crage for certain expenses in accordance with the Company’s executive relocation policy.

In the event of a termination of Mr. Crage’s employment by the Company without “cause” (as defined in the Employment Agreement) or by him for “good reason” (as defined in the Employment Agreement), subject to Mr. Crage’s execution of a general release of claims in favor of the Company, he would be entitled to receive: (i) a lump sum cash payment equal to two times the sum of his base salary and target annual bonus (but one times if such termination occurs after the initial three-year employment term), (ii) full accelerated vesting of the Sign-On Restricted Stock Grant and Sign-On Option Grant and (iii) subject to his election of COBRA continuation coverage, for a period of 24 months following the termination, a monthly cash payment equal to the difference between the monthly COBRA premium and the monthly contribution paid by active employees for the same coverage (but 12 months if such termination occurs after the initial three-year employment term). If Mr. Crage’s employment is terminated as a result of his death or “disability” (as defined in the Employment Agreement), he is entitled to receive full accelerated vesting of the Sign-On Restricted Stock Grant and pro-rated accelerated vesting of the Sign-On Option Grant. If Mr. Crage’s employment is terminated by the Company without cause or by him for good reason during the 12-month period following a “change in control” (as defined in the Employment Agreement) following the initial three-year employment term, he would be entitled to receive the same payments and benefits as those in the event of a termination by the Company without cause or by him for good reason during the initial three-year employment term.

Pursuant to the terms of the Employment Agreement, Mr. Crage is subject to (i) non-competition covenants that apply during his employment and for a period of (a) 24 months following the termination of his employment by the Company without cause or by him for good reason during the initial three-year employment term or during the 12-month period following a change in control or (b) 12 months following the termination of his employment for any other reason and (ii) non-solicitation covenants for a period of 24 months following the termination of his employment with the Company for any reason. Mr. Crage is also subject to an indefinite confidentiality covenant, and the Company and Mr. Crage are subject to indefinite mutual non-disparagement covenants.

The foregoing description of the Employment Agreement is only a summary, does not purport to be complete, and is qualified in its entirety by the terms of the Employment Agreement, which is filed as Exhibit 10.1 to this Current Report on Form 8-K and incorporated by reference herein.

There are no arrangements or understandings between Mr. Crage and any other persons pursuant to which he was elected to serve as an executive officer. He has no direct or indirect material interest in any transaction required to be disclosed pursuant to Item 404(a) of Regulation S-K.

A copy of the press release issued by the Company to announce the appointment of Mr. Crage as CFO is included as Exhibit 99.1 to this Current Report on Form 8-K.

Compensation of Interim Chief Financial Officer

On August 17, 2015, the Board approved the terms of Mr. Swanson’s compensation for his service as Interim CFO from June 1, 2015 until September 1, 2015. On September 1, 2015, Mr. Swanson will receive (i) a one-time discretionary cash bonus in an amount equal to $130,000, payable in two installments: (a) $73,120 will be payable on September 1, 2015 and (b) $56,880 will be payable at the time the bonuses are paid to other executives of the Company under the 2015 annual bonus plan, but in no event later than March 15, 2016 and (ii) a grant of equity incentive awards in accordance with the Company’s 2015 long-term incentive plan with a combined target grant date fair value equal to $200,000.

Item 8.01. Other Matters

On August 17, 2015, the Company announced that Anthony Esparza will be joining the Company as the Chief Creative Officer, effective September 8, 2015. Scott D. Helmstedter, the Company’s current Chief Creative Officer, will no longer be serving in such position but will remain with the Company in a consulting capacity through December 31, 2016, and will assist with the creative content for the Company’s new attractions and events as well as media and entertainment opportunities.

Mr. Esparza, 54, most recently served as Senior Vice President, Guest Experiences, Design and Development for Herschend Enterprises, the largest family-owned theme park and entertainment company in the United States, from 2003-2015. From 1995-2003, Mr. Esparza served as the Senior Vice President of Design and Entertainment for Paramount Parks, a Viacom Company. Prior to that, he served as Vice President of Creative Development at Landmark Entertainment Group in Los Angeles.

A copy of the press release issued by the Company to announce the appointment of the officers mentioned above is included as Exhibit 99.1 to this Current Report on Form 8-K.

Item 9.01. Financial Statements and Exhibits

(d) Exhibits. The exhibit listed on the Exhibit Index accompanying this Form 8-K is filed herewith.

Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SEAWORLD ENTERTAINMENT, INC.

Date: August 17, 2015	By:	/s/ G. Anthony (Tony) Taylor
	Name:	G. Anthony (Tony) Taylor
	Title:	Chief Legal and Corporate Affairs Officer, General Counsel and Corporate Secretary

EXHIBIT INDEX

10.1	Employment Agreement, dated August 17, 2015, between SeaWorld Entertainment, Inc. and Peter J. Crage.

99.1	Press release dated August 17, 2015.